Exhibit 10.1

SOFTWARE CONSULTING AND DEVELOPMENT AGREEMENT

This Software System Agreement (this "Agreement") is made as of the 08th day of May, 2013, by and among Sure Street, Inc., having its principal place of business at 20 Castle Creek Court., Las Vegas, NV 89148 (Client), and Ticket Corp., having its principal place of business at 9625 Mission Gorge Rd., No. 318, Santee, CA 92071 (Consultant) herein replacing the agreement of the same name written on the 8th day of May 2013, and is made in light of the following recitals which are a material part hereof.

RECITALS:

     A) Consultant will provide the Client with information, assistance, and knowledge engineering for the purpose of the development of an advanced "price fluctuation application module and data analysis tool" for Sure Street Data(R)" and is intended for use in the financial markets. This application applies to any market in which there is frequent price fluctuations and elasticity of demand in products or services. Ticket Corp retains the ownership of the completed application for use in the event ticket sales market. The use of the online analysis tool is for informational purposes only. Developer makes no warranties and shall be held harmless by the Client as outlined in section 2d. Accordingly, notwithstanding Consultant familiarity with securities law, neither Consultant nor the Client desires that Consultant furnish any legal services, but only information, evaluation and analysis based on analysis of the situation of Client and bears directly all costs associated with this endeavor.

     B) Consultant has knowledge and experience and the means to acquire and provide such information, evaluation, analysis, as the Client believes, can assist it in furthering execution of its business model.

     C) The Client desires to retain the services of Consultant for these data analysis services to enhance the financial growth plan and to minimize general exposure to fluctuations in the market place as set forth in that confidential schedule of services and deliverables attached hereto as Schedule " A", which services are incorporated herein by reference and referred to herein as the "Consultant Services"

     D) Consultant desires to provide the Consultant Services to and consult with the Board of Directors, the officers of the Client, and the administrative staff, and to undertake for the Client, consultations and recommendations and expenses, in conformity with such consultancy upon the terms and conditions provided herein including but not limited to the compensation promised herein.

NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, the parties hereby agree as follows:

1. RECITALS GOVERN. The parties desire to enter into this agreement for purposes of carrying out the above recitals and intentions set forth above and this Agreement shall be construed in light thereof.

2. CONSULTING SERVICES. Consultant agrees to provide the consulting services necessary to the Client for the purpose developing prediction algorithms that will be used in software and systems during the "Term" (as hereinafter defined). Consultant agrees to provide such information, evaluation and analysis, in accordance with Consultant Services as will assist in maximizing the effectiveness of Client's prescribed business model both relative to its business model and to its present and contemplated construction strategies. Consultant shall personally provide the Services and the Client understands that the nature of the services to be provided require a capital investment by the Consultant and that Consultant will be engaged in other business and consulting activities during the term of this Agreement.

     2.a CONFLICTS. The Client waives any claim of conflict and acknowledges that Consultant has owned and continues to own and has consulted with and continues to consult with interests in competitive businesses which might compete but for location.

     2.b CONFIDENTIAL INFORMATION. Consultant agrees that any information received by Consultant during any furtherance of Consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the Client will be treated by in full confidence and will not be revealed to any other persons, firms or organizations. In connection herewith, Consultant and the Client have entered into that Confidentiality Agreement in the form attached hereto as Schedule B.

     2.c ROLE OF CONSULTANT. Consultant Client and the heads of development staff, as instructed by the Client at reasonable times concerning matters pertaining to the organization of the financial related matters, the payments and financial disbursements concerning the Client's debts and obligations in cash.

     2.d LIABILITY. With regard to the services to be performed by Consultant pursuant to this Agreement, Consultant shall not be liable to the Client, or to anyone who may claim any right due to any relationship with the Client, for any acts or omissions in the performance of services on the part of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. The Client shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Client pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

3. TERM. The term of this Agreement shall commence as of the date hereof and shall continue for a period of, (120) days, from that date, unless sooner terminated as provided herein. It is understood that this Agreement shall not automatically renew and no obligations to renew are implied notwithstanding continued efforts to fulfill terms and conditions incomplete as of the termination of this Agreement. This Agreement and the duties and obligations of Consultant may be terminated by either party giving thirty (30) days' prior written notice to the other but the compensation and any previously incurred and approved expenses shall be deemed earned by and due to Consultant.

4. COMPENSATION. In consideration of the execution of the Agreement, and the performance of his obligations hereunder, Consultant shall receive a fee of thirty thousand ($30,000.00) (hereinafter, the "Fee"). The Fee shall be tendered within Thirty (30) days of the completion of terms of this Agreement.

6. CONTROL AS TO TIME AND PLACE AND MANNER WHERE SERVICES WILL BE RENDERED. It is anticipated Client will provide of cash disbursements Thirty (30) days after its obligations under this Agreement have been fulfilled. If additional cash is/are needed, Consultant will submit a requisition for further disbursements, and upon approval, the Client will issue an appropriate number of cash to cover the disbursements. Both the Client and Consultant agree that Consultant will act as an independent contractor in the performance of its duties under this Agreement. Consultant will perform most services in accordance with this Agreement at a location and at times chosen in Consultant's discretion. Except as otherwise may be agreed, Consultant shall at all times be in an independent contractor, rather than a co-venture, agent, employee or representative of the Client.

7.   REPRESENTATIONS AND WARRANTIES. The Client represents and warrants that:

     (i) the fee being assign pursuant as compensation are authorized to be charge by the Client;

     (ii) The Client is of sound mind and has full right, power, individual authority to execute and enter into this Agreement, and to execute all underlying documents and to bind such entity to the terms and obligations hereto and to the underlying documents and to deliver the interests and consideration conveyed thereby, same being authorized by power and authority vested in the party signing on behalf of the Client;

     (iii) the Client has no knowledge of any adverse claims affecting the subject fee and there are no notations of any adverse claims marked on the certificates for same; and

     (iv) upon receipt, Each party acknowledges that the Fee represents to all others that it has reviewed the transaction with counsel and that each warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the delivery of Consultant Services, the Compensation and the termination of this Agreement. All rights of to any ownership of product or what is generated as intellectual property for this product is released for perpetuity by Consultant to Client.

8. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose and the resolution of any other claim hereunder, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Manatee County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

9. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by Facsimile or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed.

10. BINDING EFFECT, ASSIGNMENT AND SUCCESSION. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. Except for assignment of the options as provided above, no party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto.

11. ENTIRE AGREEMENT AND INTERPRETATION. This Agreement, including any exhibits and schedules hereto, constitutes and contains the entire agreement of the Client and Consultant with respect to the provision of Consultant Services and Compensation and supersedes any prior agreement by the parties, whether written or oral. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver of a breach of any term or condition of this Agreement must be in writing and signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to its rules and laws regarding conflicts of laws and each of the parties hereto irrevocably submit to the exclusive jurisdiction of any California or United States Federal court sitting in San Diego County, California over any action or proceeding arising out of or relating to this Agreement. The parties hereto further waive any objection to venue in the San Diego County and any objection to an action or proceeding in the same on the basis of FORUM NON CONVENIENS.

12. MISCELLANEOUS. The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions. Time is of the essence of this Agreement and the obligations of the parties hereto.

                                  SCHEDULE "A"

                  MODULE DEVELOPMENT CONSULTATION/CONTRIBUTION

SCHEDULE OF SERVICES AND DELIVERABLES

Consultant shall provide the following Data and Financial Support to the
Project:

     1. Consultant will obtain and pay for, at its own costs for the purposes of the development of systems and tools necessary to complete the project.

     2. Consultant will obtain and pay for, at its own costs, and with the Client's help and consent, information feeds for the purpose of understand new and evolving elements of pricing fluctuations.

     3. Client will supply upon request to Consultant, data algorithm's, flow charts, and entity relationship diagrams

     4. Client will supply upon request to Consultant, a code SDK and style guide to aid in the design of and integration of the social media component

     5. Consultant shall be responsible for the testing of module and maintenance and access to the Sure Street(R) Data Analysis tool.

     6. Due to the time sensitive nature of the data. Consultant will pay from his own account do for any information necessary to complete analysis and subsequent development algorithms for the Sure Street(R) Data Analysis tool for the Client.

                                  SCHEDULE "B"
                            Confidentiality Agreement

This Confidentiality Agreement (this "Agreement") is made as of the 8th day of May, 2013, by and among Sure Street, Inc., having its principal place of business at 20 Castle Creek Court., Las Vegas, NV 89148 (Client), and Ticket Corp., having its principal place of business at 9625 Mission Gorge Rd., No. 318, Santee, CA 92071 (Consultant). Given that the Client and Consultant each desire to make certain confidential information concerning the Client, its technology, its investments, its processes, its marketing strategies, its capitalization and finances and its business as well as similar confidential information lawfully possessed by Consultant (collectively, the "Information") for purposes agreed to be legitimate and the Client and Consultant each agree to hold such Information confidential pursuant to the terms of this Agreement, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged and with the intent to be legally bound hereby, the Client and the Consultant agree as follows:

     1. The Information includes, but is not limited to, (i) all information on the Client, (ii) any and all data and information given or made available to Consultant by the Client for evaluation purposes, whether written or in machine-readable form, (iii) any and all of the Client's and Consultant's notes, work papers, investigations, studies, computer printouts, and any other work product including electronic data files, regardless of nature containing any such data and information and (iv) all copies of any of the foregoing.

     2. Consultant and Client each understand that the Information is proprietary to the Client and Consultant and each agrees to hold the Information given by the other strictly confidential. The Client and Consultant each agree that the Information shall be used only by the Client and Consultant and only for the purpose of reviewing and evaluating the activities of the Client, and shall not be used for any other purpose or be disclosed to any third party. Neither the Client nor Consultant shall have the right to make copies or hold copies or documents except for reports and notes which have been generated by them, which reports and notes shall be retained for their exclusive use and shall remain confidential.

     3. It is understood that this Confidentiality Agreement shall not apply to any information otherwise covered herein (i) which is known to either the Client or the Consultant prior to the date of the Confidentiality Agreement, (ii) which is disclosed to the Consultant or the Client by a third party who has not directly or indirectly received such Information in violation of an agreement with party from whom it was received or (iii) which is generally known within the industry.

     4. The Client and Consultant each agree to be fully responsible and liable to the other for any and all damages caused by reason of disclosure of Information in violation of this Confidentiality Agreement by the receiving party or any of its assigns or successors.

     5. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of California and shall be enforceable solely by and be for the sole benefit of Consultant and Client, their successors and assigns.

IN WITNESS WHEREOF, the Client and Consultant have executed this Agreement as of the day and year first written above.

Client:                                     Consultant:


/s/ Richard Van Johnson White               /s/ Russell Rheingrover
------------------------------------        ------------------------------------
Mr. Richard Van Johnson White               Russell Rheingrover
Sure Street, Inc.                           Ticket Corp.